Exhibit 99.3

        Summary of Press Release Disclosed Items
Net Income Impact ($MM)

Global Consumer
Cards	—		$365	(5)
Consumer Finance	—		—
Retail Banking		$(4)(1)	79	(6)
Other	—		—
Global Corporate & Investment Banking
Capital Markets and Banking	98	(2)	273	(7)
	(234	)(3)
Transaction Services	23	(4)	29	(8)
Other	—		—
Global Wealth Management
Private Client Services	—		—
Private Bank	—		(235	)(9)
Global Investment Management
Life Insurance & Annuities	—		—
Asset Management	—		(130	)(10)
Proprietary Investment Activities	—		9	(11)
Cororate/Other	—		—
(1)
Parmalat credit costs of $(6) pre-tax ($(4) after-tax) in Retail Banking

(2)
Release of corporate reserve for credit losses to reflect continued improvement in credit quality of $156 pre-tax ($98 after-tax) in CM&B

(3)
Parmalat credit costs of $(338) pre-tax ($(220) after-tax) and trading losses of $(21) pre-tax ($(14) after-tax) in CM&B

(4)
Parmalat credit costs of $(7) pre-tax ($(5) after-tax) and release of corporate reserve for credit losses to reflect continued improvement in credit quality of $44 pre-tax ($28 after-tax) in GTS

(5)
Release of reserve for credit losses to reflect continued improvement in credit quality of $419 pre-tax ($268 after-tax), tax benefit for expected utilization of foreign tax credits of $70 and gain on sale of Orbitall of $42 pre-tax ($27 after-tax) in Cards

(6)
Release of reserve for credit losses to reflect continued improvement in credit quality of $36 pre-tax ($22 after-tax) and tax benefit for expected utilization of foreign tax credits of $57 in Retail Banking

(7)
Release of reserve for credit losses to reflect continued improvement in credit quality of $131 pre-tax ($82 after-tax), legal insurance recovery of $200 pre-tax ($120 after-tax) and tax benefit for expected utilization of foreign tax credits of $71 in CM&B

(8)
Release of reserve for credit losses to reflect continued improvement in credit quality of $19 pre-tax ($12 after-tax) and tax benefit for expected utilization of foreign tax credits of $17 in GTS

(9)
Charge of $(400) pre-tax ($(244) after-tax) related to closing the Japan Private Bank and tax benefit for expected utilization of foreign tax credits of $9

(10)
Reserve relating to transfer agency matters of $(171) pre-tax ($(131) after-tax) and tax benefit for expected utilization of foreign tax credits of $1 in Asset Management

(11)
Tax benefit for expected utilization of foreign tax credits of $9 in Proprietary Investment Activities

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